UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2012

Rockville Financial, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	001-35028	27-3577029
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Park Street, Rockville, CT		06066
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 291-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On Thursday, November 15, 2012, Rockville Financial, Inc. (the “Company”) made available its presentation slides for the Sandler O’Neill East Coast Financial Services Conference. The Company will conduct meetings at the investor conference in which it will present its computer generated slide presentation material, which includes among other things, a review of financial results and trends through the period ended September 30, 2012. Copies of these materials are attached as Exhibit 99.1 and Exhibit 99.2 to this filing.

Additionally, a simultaneous webcast and audio conference of the Company’s thirty minute group presentation, which will take place on Thursday, November 15, 2012, at 10:55 a.m. ET, will be made available, as described below.

Webcast:

The webcast can be accessed via: http://www.sandleroneill.com. Go to the “Conferences” button at the bottom of the Sandler O’Neill homepage, and then select “Register to View Webcast” under the East Coast Financial Services Conference heading. Rockville Financial, Inc. will be presenting in Session 2. This webcast will be archived and will be available for 30 days after the event, beginning November 16, 2012.

Audio Conference:

The conference will also be available via audio conference (passcode required).

Thursday, November 15th 10:55 a.m. ET

Session 2

Primary: 877-253-8059

Passcode: 1079263715 #

ITEM 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

Number	Description

Exhibit 99.1	One-on-One Investor Presentation Dated November 15, 2012

Exhibit 99.2	Group Slide Presentation Dated November 15, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	November 15, 2012	ROCKVILLE FINANCIAL, INC.
Registrant

		By:	/s/ John T. Lund
John T. Lund
Executive Vice President/Chief Financial Officer

Exhibit Index

Number	Description

Exhibit 99.1	One-on-One Investor Presentation Dated November 15, 2012

Exhibit 99.2	Group Slide Presentation Dated November 15, 2012